EXHIBIT 10.8

INFORMATICA CORPORATION 2009 EQUITY INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

Grantee's Name and Address:	%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-%, %%STATE%-% %%COUNTRY-% %%ZIPCODE%-%
You have been granted an Award of performance-based restricted stock units (“Restricted Stock Units”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Informatica Corporation 2009 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Restricted Stock Unit Agreement”) as follows:

Award Number:	%%RSU_NUMBER%-%

Date of Award (“Grant Date”):	%%RSU_DATE,'Month DD, YYYY'%-%

Vesting Commencement Date:	%%VEST_DATE_PERIOD1%-%
Total Number of Restricted Stock

Units:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%
Vesting Schedule:
The Restricted Stock Units are eligible to vest only if both (a) the performance-based goals described below are achieved, and (b) the service-based requirements as described below are met.
Performance-Based Vesting Component. The Restricted Stock Units will be eligible to vest based on the Company's “[performance criteria]” (as defined below) results for [performance period], [detail re: performance criteria target]. The number of Restricted Stock Units earned (and therefore eligible to vest) will be based on the Company's [performance criteria] as follows (any Restricted Stock Units that become eligible to vest after satisfaction of the applicable [performance criteria] goals are referred to herein as the “Eligible RSUs”):

[performance period] [performance criteria]	Percent of Target Award Earned
Below [target]	No RSUs are earned
Equal to [target] or higher	100% of target number of RSUs earned (“Target”)
The number of Restricted Stock Units that can be earned cannot exceed the Target, regardless of the Company's [performance criteria] performance.
All determinations regarding performance against the [performance criteria] goals and the level of achievement against the goals shall be made by the Committee in its sole discretion and all such determinations shall be final and binding on all parties. Restricted Stock Units, if any, will be deemed to have become Eligible RSUs as of the date on which the Committee has certified in writing as to the level of achievement of the goals. This certification shall be made no later than [date]. For purposes of the Notice and the Restricted Stock Unit Agreement, “[performance criteria]” means [definition]. [performance criteria] is a calculation of [performance goal] as permitted under the Plan. Notwithstanding any contrary provision of this Notice or of the Restricted Stock Unit Agreement, the Committee (in its discretion) may increase or decrease (including to zero) the number of Restricted Stock Units that become Eligible RSUs. However, in no event may the number of Eligible RSUs exceed the Target and the Committee must exercise its discretion under the preceding sentence on or before [date].

Service-Based Vesting Component. Once the number of Eligible RSUs has been determined pursuant to the performance-based vesting component described above, the Eligible RSUs will vest as to one-fourth (1/4) of the Eligible RSUs on the first (1st) anniversary of the Grant Date, and an additional one-fourth (1/4) of the Restricted Stock Units will vest on each of the next three (3) annual anniversaries of the Grant Date, so that 100% of the Restricted Stock Units will be vested four (4) years from the Grant date, provided in each case that Employee remains a Service Provider through the applicable vesting date. For purposes of this Notice of Award and the Agreement, a “Service Provider” means an Employee, Non-Employee Director or Consultant.
Change of Control. If a Change of Control occurs while the Employee is a Service Provider and before the last day of [performance period], [performance criteria] performance instead shall be measured as of the day immediately prior to the Change of the Control and the service-based vesting requirements described above shall continue to apply, except as follows.
Termination of Employment. In the event the Employee ceases to be a Service Provider for any or no reason (including death or Disability) before the Employee vests in the right to acquire the Shares to be issued pursuant to the Restricted Stock Unit, the Restricted Stock Unit and the Employee's right to acquire any Shares hereunder will immediately terminate, except as follows. Any Restricted Stock Units that become Eligible RSUs in accordance with the above provisions will be subject to potential accelerated vesting in accordance with the terms of any employment or change of control agreement between Grantee and the Company that was entered into before the Grant Date. However, notwithstanding any contrary provision of any such agreement, any Restricted Stock Units that have not become Eligible RSUs will not be subject to the accelerated vesting provisions of any such agreement.
[SIGNATURE PAGE FOLLOWS]

By signing below, you acknowledge that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and the Agreement, both of which are made a part of this document. By signing this Notice of Award, the Employee represents that he or she has reviewed the Plan, the Agreement and this Notice of Award in their entirety and fully understands all provisions of the Plan, the Agreement and this Notice of Award.

Informatica Corporation,
a Delaware corporation

By:
Title:

GRANTEE ACKNOWLEDGES AND AGREES THAT THE RESTRICTED STOCK UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK UNITS OR RECEIVING SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, OR THE COMPANY'S 2009 EQUITY INCENTIVE PLAN SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE'S EMPLOYMENT OR CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GRANTEE'S EMPLOYMENT OR CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE.
Grantee acknowledges receipt of a copy of the Plan and the Restricted Stock Unit Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the grant of Restricted Stock Units subject to all of the terms and provisions hereof and thereof. Grantee has reviewed this Notice, the Plan, and the Restricted Stock Unit Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, and the Restricted Stock Unit Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Notice, the Plan or the Restricted Stock Unit Agreement. Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

INFORMATICA CORPORATION 2009 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
1.Grant of Restricted Stock Units. Informatica Corporation, a Delaware corporation (the “Company”), hereby grants to Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an Award of restricted stock units (the “Restricted Stock Units”) as set forth in the Notice, subject to the terms and provisions of the Notice, this Restricted Stock Unit Award Agreement (the “Restricted Stock Unit Agreement”) (the Notice and the Restricted Stock Unit Agreement referred to collectively as the “Agreement”) and the Company's 2009 Equity Incentive Plan (the “Plan”) adopted by the Company, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement.
2.Company's Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Grantee will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting Schedule. Subject to Section 4, the Restricted Stock Units awarded by this Agreement will vest in Grantee according to the vesting schedule set forth in the Notice, subject to Grantee's Continuous Service through each such date.
4.Forfeiture upon Termination of Continuous Service. Except to the limited extent provided under Termination of Employment in the Notice and notwithstanding any contrary provision of this Agreement, if Grantees ceases to provide Continuous Service for any or no reason, the then-unvested Restricted Stock Units awarded by this Agreement will thereupon be forfeited at no cost to the Company and Grantee will have no further rights thereunder.
5.Payment after Vesting.
(a)Any Restricted Stock Units that vest in accordance with Section 3 will be paid to Grantee (or in the event of Grantee's death, to his or her estate) in whole Shares, subject to Grantee satisfying any applicable tax withholding obligations as set forth in Section 7. Subject to the provisions of Section 5(b), the vested Restricted Stock Units will be paid in Shares on or as soon as practicable after vesting, but in each such case no later than the date that is two-and-one-half (2 ½) months from the later of (i) the end of the Company's tax year that includes the vesting date, or (ii) the end of Grantee's tax year that includes the vesting date.
(b)Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the Grantee's Termination of Service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Grantee is a “specified employee” within the meaning of Section 409A at the time of such Termination of Service, and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Grantee on or within the six (6) month period following Grantee's Termination of Service, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Grantee's Termination of Service, unless Grantee dies following his or her Termination of Service, in which case, the Restricted Stock Units will be paid in Shares as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
6.Payments after Death. Any distribution or delivery to be made to Grantee under this Agreement will, if Grantee is then deceased, be made to Grantee's designated beneficiary, or if no beneficiary survives Grantee, the administrator or executor of Grantee's estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
7.Withholding of Taxes. When Shares are issued as payment for vested Restricted Stock Units, the Company (or the employing Subsidiary or Affiliate) will withhold a portion of the Shares that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Subsidiary or Affiliate) with respect to the Shares, unless the Company, in its sole discretion, requires the Grantee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. No fractional Shares will be withheld or issued pursuant to the grant of Restricted Stock Units and the issuance of Shares hereunder. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Grantee, unless and until all income, employment and other taxes which the Company determines must be withheld with respect to such Shares have been withheld. Grantee will permanently forfeit the Restricted Stock Units if the Grantee fails to comply with his or her obligations in connection with the payment of required tax withholding described in this Section. All income and other taxes related to the Restricted Stock Unit award and any Shares delivered in payment thereof are the sole responsibility of the Grantee. If tax obligations are satisfied by withholding from Shares otherwise deliverable to the Grantee, the Grantee is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying tax obligations due in connection with the Restricted Stock Units.
8.Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder, unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee.
9.No Effect on Service. Grantee acknowledges and agrees that the vesting of the Restricted Stock Units pursuant to Section 3 hereof is earned only by Grantee continuing to provide Continuous Service through the applicable vesting dates (and not through the act of being hired or acquiring Shares hereunder). Grantee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of Grantee continuing to provide Continuous Services for the vesting period, for any period, or at all, and will not interfere with Grantee's right or the right of the Company (or the Affiliate or Subsidiary employing or retaining Grantee) to terminate Grantee's Continuous Service at any time, with or without cause.
10.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Informatica Corporation, 100 Cardinal Way, Redwood City, California, 94063, or at such other address as the Company may hereafter designate in writing.
11.Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
12.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
14.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
15.Administrative Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Grantee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Grantee's consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
18.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
19.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock Units.
20.Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.